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As filed with the U.S. Securities and Exchange Commission on March 29, 2002

                                                               File No. 811-7440

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    (X)

         Amendment No. 14                                          (X)
                       --


                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
               (Exact Name of Registrant as Specified in Charter)

                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                    (Address of Principal Executive Offices)
                                 (310) 395-8005
              (Registrant's Telephone Number, including Area Code)

                                   ----------

                            Catherine L. Newell, Esq.
                         Dimensional Fund Advisors Inc.
                          1299 Ocean Avenue, 11th Floor
                         Santa Monica, California 90401
                     (Name and Address of Agent for Service)

                                   ----------

                    Please Send Copies of Communications to:
                              Mark A. Sheehan, Esq.
                      Stradley, Ronon, Stevens & Young, LLP
                            2600 One Commerce Square
                             Philadelphia, PA 19103

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                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

                                     PART A

                                 MARCH 29, 2002

INTRODUCTION

     DIMENSIONAL EMERGING MARKETS VALUE FUND INC. (the "Fund"), 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, (310) 395-8005, offers its shares to other investment companies and institutional investors. The investment objective of the Fund is to seek long-term capital growth through investment in "emerging market" equity securities.

     Shares of the Fund are issued solely in private placements pursuant to available exemptions from registration under the Securities Act of 1933, as amended ("Securities Act"). This Part A of the Fund's registration statement ("Part A") does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" to the public within the meaning of the Securities Act.

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                                TABLE OF CONTENTS

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DIMENSIONAL EMERGING MARKETS VALUE FUND INC                                                                       1
      Investment Objective and Policies                                                                           1
      Fund Characteristics and Policies                                                                           1
      Portfolio Construction                                                                                      3

SECURITIES LOANS                                                                                                  3

RISK FACTORS                                                                                                      4
      Market Risk                                                                                                 4
      Foreign Securities                                                                                          4
      Investing in Emerging Markets                                                                               4
      Foreign Currencies and Related Transactions                                                                 6
      Borrowing                                                                                                   6
      Portfolio Strategies                                                                                        7
      Futures Contracts and Options on Futures                                                                    7

MANAGEMENT OF THE FUND                                                                                            7
      Consulting Services                                                                                         8

DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES                                                                  8

PURCHASE OF SHARES                                                                                                9
     Cash Purchases                                                                                              10
     In-Kind Purchases                                                                                           10

VALUATION OF SHARES                                                                                              11
      Net Asset Value                                                                                            11

EXCHANGE OF SHARES                                                                                               13

REDEMPTION OF SHARES                                                                                             13
      Redemption Procedures                                                                                      13
      Redemption of Small Accounts                                                                               14
      In-Kind Redemptions                                                                                        14

SERVICE PROVIDERS                                                                                                15
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                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

INVESTMENT OBJECTIVE AND POLICIES

     The investment objective of the Fund is to achieve long-term capital growth by investing primarily in emerging market equity securities. The Fund seeks to achieve its investment objective by investing in emerging markets designated by the Investment Committee of Dimensional Fund Advisors Inc. (the "Advisor") ("Approved Markets"). The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter ("OTC") markets. These exchanges or OTC markets may be either within or outside the issuer's domicile country, and the securities may be listed or traded in the form of International Depository Receipts ("IDRs") or American Depository Receipts ("ADRs").

     The Fund seeks to achieve its objective by investing in emerging market equity securities which are deemed by the Advisor to be value stocks at the time of purchase. Securities are considered value stocks primarily because they have a high book value in relation to their market value (a "high book to market ratio"). As a non-fundamental policy, under normal circumstances, the Fund will invest at least 80% of its net assets in emerging market investments that are defined in this Part A as Approved Market securities. If the Fund changes this investment policy, the Fund will notify shareholders at least 60 days in advance of the change, and will change the name of the Fund. In assessing value, the Advisor may consider additional factors such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry. The criteria the Advisor uses for assessing value are subject to change from time to time. No assurance can be given that the Fund's investment objective will be achieved.

FUND CHARACTERISTICS AND POLICIES

     The Fund may not invest in all such companies or Approved Markets described above for reasons which include constraints imposed within Approved Markets (E.G., restrictions on purchases by foreigners), and the Fund's policy not to invest more than 25% of its assets in any one industry.

     Approved Market securities are defined to be (a) securities of companies organized in a country in an Approved Market or for which the principal trading market is in an Approved Market, (b) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country, (c) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets,
(d) securities of companies that derive at least 50% of their revenues primarily from either goods or services produced in Approved Markets or sales made in Approved Markets and (e) Approved Markets equity securities in the form of depositary shares. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The Advisor, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets such that their value

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will tend to reflect developments in Approved Markets to a greater extent than developments in other regions. For example, the Advisor may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Markets securities so long as the Advisor believes at the time of investment that the value of the company's securities will reflect principally conditions in Approved Markets.

     In determining what countries have emerging markets, the Fund will consider, among other things, the data, analysis and classification of countries published or disseminated by the International Bank for Reconstruction (commonly known as the World Bank) and the International Finance Corporation, in addition to the criteria described above. In determining whether to approve markets for investment, the Advisor will take into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules, and the availability of other access to these markets for the Fund. Approved emerging markets may not include all such emerging markets.

     As of the date of this Part A, the following countries are designated as Approved Markets: Argentina, Brazil, Chile, Hungary, Indonesia, Israel, Korea, Malaysia, Mexico, Philippines, Poland, Republic of China (Taiwan), Thailand and Turkey. Countries that may be approved in the future include but are not limited to Colombia, Czech Republic, Egypt, India, Republic of South Africa and Venezuela. In addition to the Approved Markets listed above, the Fund may continue to hold securities in countries that are not currently authorized for investment, but that had been authorized for investment in the past.

     The Fund may purchase, for liquidity, or for temporary defensive purposes during periods in which market or economic or political conditions warrant, highly liquid debt instruments or hold freely convertible currencies, although the Fund does not expect the aggregate of all such amounts to exceed 10% of its net assets under normal circumstances.

     The Fund also may invest in shares of other investment companies that invest in one or more Approved Markets, although it intends to do so only where access to those markets is otherwise significantly limited. The Investment Company Act of 1940, as amended (the "1940 Act") limits investment by the Fund in shares of other investment companies to no more than 10% of the value of the Fund's total assets. If the Fund invests in another investment company, the Fund's shareholders will bear not only their proportionate share of expenses of the Fund (including operating expenses and the fees of the Advisor), but also will bear indirectly similar expenses of the underlying investment company. In some Approved Markets, it will be necessary or advisable for the Fund to establish a wholly-owned subsidiary or a trust for the purpose of investing in the local markets.

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PORTFOLIO CONSTRUCTION

     Even though a company's stock may meet the Fund's criterion for investment, it may not be included in the Fund for one or more of a number of reasons. For example, in the Advisor's judgment, the issuer may be considered in extreme financial difficulty, a material portion of its securities may be closely held and not likely available to support market liquidity, or the issuer may be a "passive foreign investment company" (as defined in the Internal Revenue Code of 1986, as amended (the "Code")). To this extent, there will be the exercise of discretion and consideration by the Advisor which would not be present in the management of a portfolio seeking to represent an established index of broadly traded domestic securities (such as the S&P 500(R) Index.) The Advisor also will exercise discretion in determining the allocation of investments as between Approved Markets.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks which are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the Advisor will prepare lists of eligible value stocks which are eligible for investment. Such list will be revised no less than semi-annually.

     Generally, securities will be purchased with the expectation that they will be held for longer than one year. However, securities, including those eligible for purchase, may be disposed of at any time when, in the Advisor's judgment, circumstances warrant their sale. Generally, securities will not be sold to realize short-term profits, but when circumstances warrant, they may be sold without regard to the length of time held.

     For the purpose of converting U.S. dollars to another currency, or vice versa, or converting one foreign currency to another foreign currency, the Fund may enter into forward foreign exchange contracts. In addition, to hedge against changes in the relative value of foreign currencies, the Fund may purchase foreign currency futures contracts. However, the Fund generally does not hedge foreign currency risk. The Fund will only enter into such a futures contract if it is expected that the Fund will be able readily to close out such contract. However, there can be no assurance that it will be able in any particular case to do so, in which case the Fund may suffer a loss.

                                SECURITIES LOANS

     The Fund is authorized to lend securities to qualified brokers, dealers, banks and other financial institutions for the purpose of earning additional income. While the Fund may earn additional income from lending securities, such activity is incidental to the investment objective of the Fund. The value of securities loaned may not exceed 33 1/3% of the value of the Fund's total assets. In connection with such loans, the Fund will receive collateral consisting of cash or U.S. Government securities, which will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. In addition, the Fund will be able to terminate the loan at any time and will receive reasonable compensation on the loan, as well as amounts equal to any dividends, interest or other distributions on the loaned securities. In the event of the bankruptcy of the borrower, the Fund could experience delay in recovering the loaned securities.

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Management believes that this risk can be controlled through careful monitoring procedures.

                                  RISK FACTORS

MARKET RISK

     Economic, political and issuer specific events will cause the value of securities, and the Fund that owns them, to rise and fall. Because the value of an investment in the Fund will fluctuate, there is the risk that an investor may lose money.

FOREIGN SECURITIES

     The Fund invests in foreign issuers. Such investments involve risks that are not associated with investments in U.S. public companies. Such risks may include legal, political and or diplomatic actions of foreign governments, such as imposition of withholding taxes on interest and dividend income payable on the securities held, possible seizure or nationalization of foreign deposits, establishment of exchange controls or the adoption of other foreign governmental restrictions which might adversely affect the value of the assets held by the Fund. Further, foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those of U.S. public companies, and there may be less publicly available information about such companies than comparable U.S. companies. Also, there can be no assurance that the Fund will achieve its investment objective.

     The economies of many countries in which the Fund invests are not as diverse or resilient as the U.S. economy, and have significantly less financial resources. Some countries are more heavily dependent on international trade and may be affected to a greater extent by protectionist measures of their governments, or dependent upon a relatively limited number of commodities and, thus, sensitive to changes in world prices for these commodities.

     In many foreign countries, stock markets are more variable than U.S. markets for two reasons. Contemporaneous declines in both (i) foreign securities prices in local currencies and (ii) the value of local currencies in relation to the U.S. dollar can have a significant negative impact on the net asset value of the Fund. The net asset value of the Fund is denominated in U.S. dollars, and, therefore, declines in market price of both the foreign securities held by the Fund and the foreign currency in which those securities are denominated will be reflected in the net asset value of the Fund's shares.

INVESTING IN EMERGING MARKETS

     The investments of the Fund involve risks in addition to the usual risks of investing in developed foreign markets. A number of emerging securities markets restrict, to varying degrees, foreign investment in stocks. Repatriation of investment income, capital and the proceeds of sales by foreign investors may require governmental registration and/or approval in some emerging countries. In some jurisdictions, such restrictions and the

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imposition of taxes are intended to discourage shorter rather than longer-term holdings. While the Fund will invest only in markets where these restrictions are considered acceptable to the Advisor, new or additional repatriation restrictions might be imposed subsequent to the Fund's investment. If such restrictions were imposed subsequent to investment in the securities of a particular country, the Fund, among other things, might discontinue the purchase of securities in that country. Such restrictions will be considered in relation to the Fund's liquidity needs and other factors and may make it particularly difficult to establish the fair market value of particular securities from time to time. The valuation of securities held by the Fund is the responsibility of the Fund's Board of Directors, acting in good faith and with advice from the Advisor. (See "VALUATION OF SHARES.") Further, some attractive equity securities may not be available to the Fund because foreign shareholders hold the maximum amount permissible under current laws.

     Relative to the U.S. and to larger non-U.S. markets, many of the emerging securities markets in which the Fund may invest are relatively small, have low trading volumes, suffer periods of illiquidity and are characterized by significant price volatility. Such factors may be even more pronounced in jurisdictions where securities ownership is divided into separate classes for domestic and non-domestic owners. These risks are heightened for investments in small company emerging markets securities.

     In addition, many emerging markets, including most Latin American countries, have experienced substantial, and, in some periods, extremely high, rates of inflation for many years. Inflation and rapid fluctuations in inflation rates have had and may continue to have very negative effects on the economies and securities markets of certain countries. In an attempt to control inflation, wage and price controls have been imposed at times in certain countries. Certain emerging markets have recently transitioned, or are in the process of transitioning, from centrally controlled to market-based economies. There can be no assurance that such transitions will be successful.

     Brokerage commissions, custodial services and other costs relating to investment in foreign markets generally are more expensive than in the United States; this is particularly true with respect to emerging markets. Such markets have different settlement and clearance procedures. In certain markets there have been times when settlements do not keep pace with the volume of securities transactions, making it difficult to conduct such transactions. The inability of the Fund to make intended securities purchases due to settlement problems could cause the Fund to miss investment opportunities. Inability to dispose of a portfolio security caused by settlement problems could result either in losses to the Fund due to subsequent declines in value of the portfolio security or, if the Fund has entered into a contract to sell the security, could result in possible liability to the purchaser.

     The risk also exists that an emergency situation may arise in one or more emerging markets as a result of which trading of securities may cease or may be substantially curtailed and prices for the Fund's portfolio securities in such markets may not be readily available. The Fund's portfolio securities in the affected markets will be valued at fair value determined in good faith by or under the direction of the Board of Directors.

     Government involvement in the private sector varies in degree among the emerging securities markets contemplated for investment by the Fund. Such involvement may, in

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some cases, include government ownership of companies in certain commercial business sectors, wage and price controls or imposition of trade barriers and other protectionist measures. With respect to any developing country, there is no guarantee that some future economic or political crisis will not lead to price controls, forced mergers of companies, expropriation, the creation of government monopolies, or other measures which could be detrimental to the investments of the Fund.

     Taxation of dividends and capital gains received by non-residents varies among countries with emerging markets and, in some cases, is high in relation to comparable U.S. rates. Particular tax structures may have the intended or incidental effect of encouraging long holding periods for particular securities and/or the reinvestment of earnings and sales proceeds in the same jurisdiction. In addition, emerging market jurisdictions typically have less well-defined tax laws and procedures than is the case in the United States, and such laws may permit retroactive taxation so that the Fund could in the future become subject to local tax liability that it had not reasonably anticipated in conducting its investment activities or valuing its assets.

FOREIGN CURRENCIES AND RELATED TRANSACTIONS

     Investments of the Fund will be denominated in foreign currencies. Changes in the relative values of foreign currencies and the U.S. dollar, therefore, will affect the value of investments of the Fund. The Fund may (but typically does not) purchase foreign currency futures contracts and options thereon in order to hedge against changes in the level of foreign currency exchange rates. Such contracts involve an agreement to purchase or sell a specific currency at a future date at a price set in the contract and would enable the Fund to protect against losses resulting from adverse changes in the relationship between the U.S. dollar and foreign currencies occurring between the trade and settlement dates of the Fund's securities transactions, but they also tend to limit the potential gains that might result from a positive change in such currency relationships. Gains and losses on investments in futures and options thereon depend on the direction of interest rates and other economic factors.

BORROWING

     The Fund has reserved the right to borrow amounts not exceeding 33% of its net assets for the purpose of making redemption payments. When advantageous opportunities to do so exist, the Fund may purchase securities when borrowings exceed 5% of the value of its net assets. Such purchases can be considered to be "leveraging" and, in such circumstances, the net asset value of the Fund may increase or decrease at a greater rate than would be the case if the Fund had not leveraged. The interest payable on the amount borrowed would increase the Fund's expenses and, if the appreciation and income produced by the investments purchased when the Fund has borrowed are less than the cost of borrowing, the investment performance of the Fund will be reduced as a result of leveraging.

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PORTFOLIO STRATEGIES

     The method employed by the Advisor to manage the Fund will differ from the process employed by many other investment advisors in that the Advisor will rely on fundamental analysis of the investment merits of securities to a limited extent to eliminate potential portfolio acquisitions rather than rely on this technique to select securities. Further, because securities generally will be held long-term and will not be eliminated based on short-term price fluctuations, the Advisor generally will not act upon general market movements or short-term price fluctuations of securities to as great an extent as many other investment advisors.

FUTURES CONTRACTS AND OPTIONS ON FUTURES

     The Fund may invest in index futures contracts and options on index futures. To the extent that the Fund invests in futures contracts and options thereon for other than bona fide hedging purposes, the Fund will not enter into such transactions if, as a result, more than 5% of its net assets would then consist of initial margin deposits and premiums required to establish such positions after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Certain index futures contracts and options on index futures are derivative securities.

     These investments entail the risk that an imperfect correlation may exist between changes in the market value of the stocks owned by the Fund and the prices of such futures contracts and options, and, at times, the market for such contracts and options might lack liquidity, thereby inhibiting the Fund's ability to close a position in such investments. Gains or losses on investments in options and futures depend on the direction of securities prices, interest rates and other economic factors, and the loss from investing in futures transactions is potentially unlimited. Certain restrictions imposed by the Code may limit the ability of the Fund to invest in futures contracts and options on futures contracts.

                             MANAGEMENT OF THE FUND

     Dimensional Fund Advisors Inc. (the "Advisor") serves as investment advisor to the Fund. As such, the Advisor is responsible for the management of its assets. Investment decisions for the Fund are made by the Investment Committee of the Advisor which meets on a regular basis and also as needed to consider investment issues. The Investment Committee is composed of certain officers and directors of the Advisor who are elected annually. The Advisor provides the Fund with a trading department and selects brokers and dealers to effect securities transactions. Portfolio securities transactions are placed with a view to obtaining best price and execution and, subject to this goal, may be placed with brokers which have assisted in the sale of the Fund's shares.

     For the fiscal year ended November 30, 2001, the Advisor received a fee for its services from the Fund which, on an annual basis, equaled 0.10% of the average net assets of the Fund.

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     The Fund bears all of its own costs and expenses, including: services of its independent certified public accountants, legal counsel, brokerage fees, commissions and transfer taxes in connection with the acquisition and disposition of portfolio securities, taxes, insurance premiums, costs incidental to meetings of its shareholders and directors, the cost of filing its registration statements under the federal securities laws and the cost of any filings required under state securities laws, reports to shareholders, and transfer and dividend disbursing agency, administrative services and custodian fees.

     The Advisor was organized in May 1981 and is engaged in the business of providing investment management services to institutional investors. Assets under management total approximately $36 billion.

CONSULTING SERVICES

     The Advisor has entered into a Consulting Services Agreement with Dimensional Fund Advisors Ltd. ("DFAL") and DFA Australia Limited ("DFA Australia"), respectively. Pursuant to the terms of each Consulting Services Agreement, DFAL and DFA Australia provide certain trading and administrative services to the Advisor with respect to the Fund. The Advisor controls DFAL and DFA Australia.

                DIVIDENDS, CAPITAL GAINS DISTRIBUTIONS AND TAXES

     The policy of the Fund is to distribute substantially all of its net investment income together with any net realized capital gains in December of each year. In addition, the Fund will distribute all net investment income earned through the end of November each year in the month of November.

     Shareholders of the Fund will automatically receive all income dividends and capital gains distributions in additional shares of the Fund at net asset value (as of the business date following the dividend record date).

     If more than 50% in value of the total assets of the Fund are invested in securities of foreign corporations, the Fund may elect to pass through to its shareholders their pro rata share of foreign income taxes paid by the Fund. If this election is made, shareholders will be required to include in their gross income their pro rata share of foreign taxes paid by the Fund, and will be entitled to either deduct (as an itemized deduction in the case of individuals) their share of such foreign taxes in computing their taxable income or to claim a credit for such taxes against their U.S. federal income tax, subject to certain limitations under the Code.

     Whether paid in cash or additional shares and regardless of the length of time the Fund's shares have been owned by shareholders who are subject to U.S. federal income taxes, distributions from long-term capital gains are taxable as such. Dividends from net investment income or net short-term capital gains will be taxable as ordinary income, whether received in cash or in additional shares. Dividends and distributions to a 401(k) plan accumulate free of federal income taxes. For those investors subject to tax, if

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purchases of shares of the Fund are made shortly before the record date for a dividend or capital gains distribution, a portion of the investment will be returned as a taxable distribution. Shareholders are notified annually by the Fund as to the U.S. federal tax status of dividends and distributions paid by the Fund.

     Dividends which are declared in October, November or December to shareholders of record in such a month, but which, for operational reasons, may not be paid to the shareholder until the following January, will be treated for U.S. federal income tax purposes as if paid by the Fund and received by the shareholder on December 31 of the calendar year in which they are declared.

     The sale of shares of the Fund is a taxable event and may result in a capital gain or loss to shareholders who are subject to tax. Capital gain or loss may be realized from an ordinary redemption of shares. Any loss incurred on the sale of the Fund's shares, held for six months or less, will be treated as a long-term capital loss to the extent of capital gain dividends received with respect to such shares.

     In addition to federal taxes, shareholders may be subject to state and local taxes on distributions from the Fund and on gains arising on redemption or exchange of the Fund's shares. Non-U.S. investors may be subject to U.S. withholding or estate tax, and are subject to special U.S. tax certification requirements.

     The Fund is required to withhold 30% of taxable dividends, capital gains distributions, and redemption proceeds paid to shareholders who have not complied with rules concerning IRS taxpayer identification numbers. You may avoid this withholding requirement by providing and certifying on the account registration form your correct Taxpayer Identification Number and by certifying that you are not subject to backup withholding and are a U.S. person.

     The tax discussion set forth above is included for general information only. Prospective investors should consult their own tax advisers concerning the federal, state, local or foreign tax consequences of an investment in the Fund.

                               PURCHASE OF SHARES

     Shares issued by the Fund are not registered under the Securities Act, which means that the Fund's shares may not be sold publicly. However, the Fund may sell its shares through private placements pursuant to available exemptions from registration under the Securities Act. Shares of the Fund are sold only to other investment companies and certain institutional investors.

     One shareholder of the Fund is an open-end investment company that seeks to achieve its investment objective by investing all of its investable assets in the Fund (the "Feeder Portfolio"). The Feeder Portfolio has the same investment objective, policies and limitations as the Fund. The master-feeder structure is unlike many other investment companies that directly acquire and manage their own portfolio of securities. The

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investment experience of the Feeder Portfolio will correspond directly with the investment experience of the Fund.

CASH PURCHASES

     Investors may purchase shares of the Fund by first contacting the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment. All investments are subject to approval of the Advisor, and all investors must complete and submit the necessary account registration forms. The Fund reserves the right to reject any initial or additional investment and to suspend the offering of shares of the Fund.

     Investors having an account with a bank that is a member or a correspondent of a member of the Federal Reserve System may purchase shares by first calling the Advisor at (310) 395-8005 to notify the Advisor of the proposed investment, then requesting the bank to transmit immediately available funds (Federal Funds) by wire to the custodian, for the Account of Dimensional Emerging Markets Value Fund Inc. Additional investments also may be made through the wire procedure by first notifying the Advisor. Investors who wish to purchase shares of the Fund by check should send their check to Dimensional Emerging Markets Value Fund Inc., c/o PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. Citibank, N.A. serves as custodian for the Fund.

     Under certain circumstances, shares also may be purchased and sold by investors through securities firms which may charge a service fee or commission for such transactions. No such fee or commission is charged on shares which are purchased or redeemed directly from the Fund.

     Purchases of shares will be made in full and fractional shares calculated to three decimal places. In the interest of economy and convenience, certificates for shares will not be issued.

IN-KIND PURCHASES

     If accepted by the Fund, shares may be purchased in exchange for securities which are eligible for acquisition by the Fund or otherwise represented in its portfolio as described in this Part A or in exchange for local currencies in which such securities of the Fund are denominated. Securities and local currencies to be exchanged which are accepted by the Fund and Fund shares to be issued therefore will be valued as set forth under "VALUATION OF SHARES" at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Fund and must be delivered to the Fund by the investor upon receipt from the issuer. Investors who desire to purchase shares of the Fund with local currencies should first contact the Advisor for wire instructions.

     The Fund will not accept securities in exchange for shares of the Fund unless: (1) such securities are, at the time of the exchange, eligible to be included, or otherwise represented, in the Fund and current market quotations are readily available for such securities; (2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Fund under the Securities Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Fund, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Fund may not exceed 5% of the net assets of the Fund immediately after the transaction. The Fund will accept such securities for investment and not for resale.

     A gain or loss for federal income tax purposes will be realized by investors who are subject to federal taxation upon the exchange depending upon the cost of the securities or local currency exchanged. Investors interested in such exchanges should contact the Advisor.

                               VALUATION OF SHARES

NET ASSET VALUE

     The net asset value per share of the Fund is generally calculated on days that the New York Stock Exchange ("NYSE") is open for trading. The net asset value per share of the Fund is calculated after the close of the NYSE (normally 1:00 p.m. PST) by dividing the total market value of the Fund's investments and other assets, less any liabilities, by the total outstanding shares of the stock of the Fund. The value of the shares of the Fund will fluctuate in relation to its own investment experience. Securities held by the Fund which are listed on a securities exchange and for which market quotations are available are valued at the last quoted sale price of the day or, if there is no such reported sale, such securities are valued at the mean between the most recent quoted bid and asked prices. Price information on listed securities is taken from the exchange where the security is primarily traded. Securities issued by open-end investment companies are valued using their respective net asset values for purchase orders placed at the close of the NYSE. Unlisted securities for which market quotations are readily available are valued at the mean between the most recent bid and asked prices. The value of other assets and securities for which no quotations are readily available (including restricted securities) are determined in good faith at fair value in accordance with procedures adopted by the Board of Directors. Fair value pricing may also be used if events that have a significant effect on the value of an investment (as determined in the discretion of the Investment Committee of the Advisor) occur before the net asset value is calculated. When fair value pricing is used, the prices of securities used by the Fund may differ from quoted or published prices for the same securities. The net asset value per share of the Fund is expressed in U.S. dollars by translating the net assets of the Fund using the mean between the most recent bid and asked prices for the dollar as quoted by generally recognized reliable sources. NOTE: The time at which transactions and shares are priced may be changed in case of an emergency or if the NYSE closes at a time other than 1:00 p.m. PST.

     Provided that the Transfer Agent has received the investor's Account Registration Form in good order and the custodian has received the investor's payment, shares of the Fund will be priced at the public offering price calculated next after receipt of the investor's funds by the custodian. The Transfer Agent or the Fund may from time to time appoint a sub-transfer agent for the receipt of purchase orders and funds from certain investors. With respect to such investors, the shares of the Fund will be priced at the public offering price calculated after receipt of the purchase order by the sub-transfer agent. The only difference between a normal purchase and a purchase through a sub-transfer agent is that if the investor buys shares through a sub-transfer agent, the purchase price will be the public offering price next calculated after the sub-transfer agent receives the order, rather than on the day the custodian receives the investor's payment (provided that the Transfer Agent has received the investor's purchase order in good order). "Good order" with respect to the purchase of shares means that (1) a fully completed and properly signed Account Registration Form and any additional supporting legal documentation required by the Advisor has been received in legible form and (2) the Advisor has been notified of the purchase by telephone and, if the Advisor so requests, also in writing, no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PST) on the day of the purchase. If an order to purchase shares must be canceled due to non-payment, the purchaser will be responsible for any loss incurred by the Fund arising out of such cancellation. To recover any such loss, the Fund reserves the right to redeem shares owned by any purchaser whose order is canceled, and such purchaser may be prohibited or restricted in the manner of placing orders.

     To the extent the Fund purchases fixed income securities, net asset value includes interest on fixed income securities which is accrued daily. Securities which are traded over-the-counter and on a stock exchange will be valued according to the broadest and most representative market, and it is expected that for bonds and other fixed income securities this ordinarily will be the over-the-counter market. Other assets and securities for which quotations are not readily available will be valued in good faith at fair value using methods determined by the Board of Directors.

     Generally, trading in foreign securities markets is completed each day at various times prior to the close of the NYSE. The values of foreign securities held by the Fund are determined as of such times for the purpose of computing the net asset value of the Fund. If events which materially affect the value of the investments of the Fund occur subsequent to the close of the securities market on which such securities are primarily traded, the investments affected thereby will be valued at "fair value" as described above. Since the Fund owns securities that are primarily listed on foreign exchanges which may trade on days when the Fund does not price its shares, the net asset value of the Fund may change on days when shareholders will not be able to purchase or redeem shares.

     Certain of the securities holdings of the Fund in Approved Markets may be subject to tax, investment and currency repatriation regulations of the Approved Markets that could have a material effect on the valuation of the securities. For example, the Fund might be subject to different levels of taxation on current income and realized gains depending upon the holding period of the securities. In general, a longer holding period (E.G., 5 years) may result in the imposition of lower tax rates than a shorter holding period (E.G., 1 year). The Fund may also be subject to certain contractual arrangements with investment authorities in an Approved Market which require the Fund to maintain minimum holding periods or to limit the extent of repatriation of income and realized gains. As a result, the valuation of particular securities at any one time may depend materially upon the assumptions that the Fund makes at that time concerning the anticipated holding period for the securities. Absent special circumstances as determined by the Board of Directors, it is presently intended that the valuation of such securities will be based upon the assumption that they will be held for at least the amount of time necessary to avoid higher tax rates or penalties and currency repatriation restrictions. However, the use of such valuation standards will not prevent the Fund from selling such securities in a shorter period of time if the Advisor considers the earlier sale to be a more prudent course of action. Revision in valuation of those securities will be made at the time of the transaction to reflect the actual sales proceeds inuring to the Fund.

     Futures contracts are valued using the settlement price established each day on the exchange on which they are traded. The value of such futures contracts held by the Fund are determined each day as of such close.

     The Fund's shares are sold at an offering price which is equal to the current net asset value of such shares.

                               EXCHANGE OF SHARES

     There is no exchange privilege between the Fund and any portfolio of DFA Investment Dimensions Group Inc. or Dimensional Investment Group Inc.

                              REDEMPTION OF SHARES

     Shares issued by the Fund are not registered under the Securities Act, which means that the Fund's shares are restricted securities which may not be sold unless registered or pursuant to an available exemption from that Act.

REDEMPTION PROCEDURES

     Investors who desire to redeem shares of the Fund must first contact the Advisor at the telephone number shown under "PURCHASE OF SHARES." The Fund will redeem shares at the net asset value of such shares next determined, either: (1) after receipt of a written request for redemption in good order, by the Fund's Transfer Agent or (2) if stock certificates have been issued, after receipt of the stock certificates in good order at the office of the Transfer Agent. "Good order" means that the request to redeem shares must include all necessary documentation, to be received in writing by the Advisor no later than the close of regular trading on the NYSE (ordinarily 1:00 p.m. PST), including but not limited to: the stock certificate(s), if issued; a letter of instruction or a stock assignment specifying the number of shares or dollar amount to be redeemed, signed by all registered owners (or authorized representatives thereof) of the shares; and, if the Fund does not have on file the authorized signatures for the account, a guarantee of the signature of each registered owner by an eligible guarantor institution; and any other required supporting legal documents.

     Shareholders redeeming shares for which certificates have not been issued, who have authorized redemption payment by wire on an authorization form filed with the Fund, may request that redemption proceeds be paid in federal funds wired to the bank they have designated on the authorization form. The Fund reserves the right to send redemption proceeds by check in its discretion; a shareholder may request overnight delivery of such check at the shareholder's own expense. If the proceeds are wired to the shareholder's account at a bank which is not a member of the Federal Reserve System, there could be a delay in crediting the funds to the shareholder's bank account. The Fund reserves the right at any time to suspend or terminate the redemption by wire procedure after prior notification to shareholders. No charge is made by the Fund for redemptions. The redemption of all shares in an account will result in the account being closed. A new Account Registration Form will be required for future investments. (See "PURCHASE OF SHARES.")

     Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares which were purchased by check will not be made until the Fund can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

REDEMPTION OF SMALL ACCOUNTS

     The Fund reserves the right to redeem a shareholder's account if the value of the shares in the Fund is $500 or less because of redemptions by the shareholder. Before the Fund involuntarily redeems shares from such an account and sends the proceeds to the stockholder, the Fund will give written notice of the redemption to the stockholder at least sixty days in advance of the redemption date. The stockholder will then have sixty days from the date of the notice to make an additional investment in the Fund in order to bring the value of the shares in the account to more than $500 and avoid such involuntary redemption. The redemption price to be paid to a stockholder for shares redeemed by the Fund under this right will be the aggregate net asset value of the shares in the account at the close of business on the redemption date.

IN-KIND REDEMPTIONS

     When in the best interests of the Fund, the Fund may make a redemption payment, in whole or in part, by a distribution of portfolio securities in lieu of cash. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions. The Fund reserves the right to redeem its shares in the currencies in which its investments are denominated. Investors may incur charges in converting such currencies to dollars and the value of the securities may be affected by currency exchange fluctuations.

                                SERVICE PROVIDERS

INVESTMENT ADVISOR
DIMENSIONAL FUND ADVISORS INC.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA  90401
Tel. No. (310) 395-8005

CUSTODIAN
CITIBANK, N.A.
111 Wall Street
New York, NY  10005

TRANSFER AND DIVIDEND DISBURSING AGENT
PFPC INC.
400 Bellevue Parkway
Wilmington, DE  19809

LEGAL COUNSEL
STRADLEY, RONON, STEVENS & YOUNG, LLP
2600 One Commerce Square
Philadelphia, PA  19103-7098

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
PRICEWATERHOUSECOOPERS LLP
200 East Las Olas Boulevard, Suite 1700
Ft. Lauderdale, FL  33301

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.

          1299 OCEAN AVENUE, 11TH FLOOR, SANTA MONICA, CALIFORNIA 90401
                            TELEPHONE: (310) 395-8005

                                     PART B

                       STATEMENT OF ADDITIONAL INFORMATION

                                 March 29, 2002

     This statement of additional information is not a prospectus but should be read in conjunction with Part A of the Fund's registration statement dated March 29, 2002 ("Part A"). A free copy of the Fund's Part A and annual report to shareholders can be obtained from the Fund by writing to the Fund at the above address or by calling the above telephone number. Information from the Fund's annual report to shareholders is incorporated by reference into this statement of additional information.

                                TABLE OF CONTENTS

                                                                                                               PAGE
FUND CHARACTERISTICS AND POLICIES                                                                                 1
BROKERAGE COMMISSIONS                                                                                             1
INVESTMENT LIMITATIONS                                                                                            2
FUTURES CONTRACTS                                                                                                 4
CASH MANAGEMENT PRACTICES                                                                                         5
CONVERTIBLE DEBENTURES                                                                                            5
DIRECTORS AND OFFICERS                                                                                            6
SERVICES TO THE FUND                                                                                             12
ADVISORY FEES                                                                                                    13
GENERAL INFORMATION                                                                                              13
CODES OF ETHICS                                                                                                  13
SHAREHOLDER RIGHTS                                                                                               14
PRINCIPAL HOLDERS OF SECURITIES                                                                                  14
PURCHASE OF SHARES                                                                                               15
REDEMPTION OF SHARES                                                                                             15
TAXATION OF THE FUND                                                                                             15
CALCULATION OF PERFORMANCE DATA                                                                                  18
FINANCIAL STATEMENTS                                                                                             22

                        FUND CHARACTERISTICS AND POLICIES

     The following information supplements the information set forth in Part A. Capitalized terms not otherwise defined in this SAI have the meaning assigned to them in Part A.

     Dimensional Emerging Markets Value Fund Inc. is a diversified, open-end management investment company. The investment objective of the Fund is to seek long-term capital growth through investment in "emerging market" equity securities.

     It is possible that the Fund might include at least 5% of the outstanding voting securities of one or more issuers. In such circumstances, the Fund and the issuer would be deemed "affiliated persons" under the 1940 Act and certain requirements of the Act regulating dealings between affiliates might become applicable. However, management does not anticipate that the Fund will include as much as 5% of the voting securities of any issuer.

                              BROKERAGE COMMISSIONS

     For the fiscal years ending November 30, 2001, 2000, and 1999, the Fund paid brokerage commissions of $386,717, $669,452 and $403,490, respectively. The substantial increases or decreases in the amount of brokerage commissions paid by the Fund from year to year resulted from increases or decreases in the amount of securities that were bought and sold by the Fund.

     Portfolio transactions will be placed with a view to receiving the best price and execution. The Fund will seek to acquire and dispose of securities in a manner which would cause as little fluctuation in the market prices of stocks being purchased or sold as possible in light of the size of the transactions being effected, and brokers will be selected with this goal in view. The Advisor monitors the performance of brokers which effect transactions for the Fund to determine the effect that their trading has on the market prices of the securities in which they invest. The Advisor also checks the rate of commission being paid by the Fund to its brokers to ascertain that they are competitive with those charged by other brokers for similar services. Transactions also may be placed with brokers who have assisted in the sale of the Fund's shares and who provide the Advisor with investment research, such as reports concerning individual issuers, industries and general economic and financial trends and other research services.

     During the 2001 fiscal year, the Fund did not pay any brokerage commissions for securities transactions to brokers which provided market price monitoring services, market studies and research services to the Fund or to brokers which are affiliates of the Fund or affiliates of affiliates.

     The investment management agreement permits the Advisor knowingly to pay commissions on these transactions which are greater than another broker might charge if the Advisor, in good faith, determines that the commissions paid are reasonable in relation to the value of the research or brokerage services provided by the broker or dealer when viewed in terms of either a particular transaction or the Advisor's overall responsibilities to the Fund. Research services furnished by brokers through whom securities transactions are effected may be used by the Advisor in servicing all of its accounts and not all such services may be used by the Advisor with respect to the Fund.

                             INVESTMENT LIMITATIONS

     The Fund has adopted certain limitations which may not be changed without the approval of a majority of the outstanding voting securities of the Fund. A "majority" is defined as the lesser of: (1) at least 67% of the voting securities of the Fund (to be affected by the proposed change) present at a meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (2) more than 50% of the outstanding voting securities of the Fund.

     The Fund will not:

     (1) invest in commodities or purchase or sell real estate (including limited partnership interests), although it may purchase and sell securities of companies which deal in real estate and may purchase and sell securities which are secured by interests in real estate and may purchase or sell financial futures contracts and options thereon, such as forward foreign currency futures contracts and options and index futures contracts and options;

     (2) make loans of cash, except through the acquisition of publicly-traded debt securities and short-term money market instruments;

     (3) invest in the securities of any issuer (except obligations of the U.S. government and its instrumentalities) if, as a result, more than 5% of the Fund's total assets, at market, would be invested in the securities of such issuer, provided that this limitation applies only to 75% of the total assets of the Fund;

     (4) borrow, except in connection with a foreign currency transaction, the settlement of a portfolio trade, or as a temporary measure for extraordinary or emergency purposes, including to meet redemption requests, and, in no event, in excess of 33% of the Fund's net assets valued at market;

     (5) engage in the business of underwriting securities issued by others, except to the extent that the sale of securities originally acquired for investment purposes may be deemed an underwriting;

     (6) invest for the purpose of exercising control over management of any company;

     (7) acquire any securities of companies within one industry if, as a result of such acquisition, more than 25% of the value of the Fund's total assets would be invested in securities of companies within such industry;

     (8) purchase securities on margin;

     (9) as to 75% of the Fund's assets, acquire more than 10% of the voting securities of any issuer; or

     (10) issue senior securities (as such term is defined in Section 18(f) of the 1940 Act), except to the extent permitted under the Act.

     The investment limitations described in (1) and (8) above do not prohibit the Fund from making margin deposits with respect to financial futures contracts and options thereon to the extent permitted under applicable regulations.

     Although (2) above prohibits cash loans, the Fund is authorized to lend portfolio securities.

     For purposes of (4) above, the Fund may borrow in connection with a foreign currency transaction or the settlement of a portfolio trade. The only type of borrowing contemplated thereby is the use of a letter of credit issued on the Fund's behalf in lieu of depositing initial margin in connection with currency futures contracts, and the Fund has no present intent to engage in any other types of borrowing transactions under this authority.

     Pursuant to Rule 144A under the Securities Act, the Fund may purchase certain unregistered (i.e. restricted) securities upon a determination that a liquid institutional market exists for the securities. If it is decided that a liquid market does exist, the securities will not be subject to the Fund's 15% limitation on holdings of illiquid securities as described below. While maintaining oversight, the Board of Directors has delegated the day-to-day function of making liquidity determinations to the Advisor. For Rule 144A securities to be considered liquid, there must be at least two dealers making a market in such securities. After purchase, the Board of Directors and the Advisor will continue to monitor the liquidity of Rule 144A securities.

     As a non-fundamental policy, the Fund does not intend to invest more than 15% of its net assets in illiquid securities.

     The Fund may acquire and sell forward foreign currency exchange contracts in order to hedge against changes in the level of future currency rates. Such contracts involve an obligation to purchase or sell a specific currency at a future date at a price set in the contract.

     Notwithstanding any of the above investment restrictions, the Fund may establish subsidiaries or other similar vehicles for the purpose of conducting its investment operations in Approved Markets, if such subsidiaries or vehicles are required by local laws or regulations governing foreign investors such as the Fund or whose use is otherwise considered by the Fund to be advisable. The Fund would "look through" any such vehicle to determine compliance with its investment restrictions.

     Subject to future regulatory guidance, for purposes of those investment limitations identified above that are based on total assets, "total assets" refers to the assets that the Fund owns, and does not include assets which the Fund does not own but over which it has effective control. For example, when applying a percentage investment limitation that is based on total assets, the

Fund will exclude from its total assets those assets which represent collateral received by the Fund for its securities lending transactions.

     Unless otherwise indicated, all limitations applicable to the Fund's investments apply only at the time that a transaction is undertaken. Any subsequent change in a rating assigned by any rating service to a security or change in the percentage of the Fund's assets invested in certain securities or other instruments resulting from market fluctuations or other changes in the Fund's total assets will not require the Fund to dispose of an investment until the Advisor determines that it is practicable to sell or closeout the investment without undue market or tax consequences. In the event that ratings services assign different ratings to the same security, the Advisor will determine which rating it believes best reflects the security's quality and risk at that time, which may be the higher of the several assigned ratings.

                                FUTURES CONTRACTS

     The Fund may enter into futures contracts and options on futures contracts. The Fund may enter into futures contracts and options on future contracts only for the purpose of remaining fully invested and to maintain liquidity to pay redemptions.

     Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of defined securities at a specified future time and at a specified price. Futures contracts which are standardized as to maturity date and underlying financial instrument are traded on national futures exchanges. The Fund will be required to make a margin deposit in cash or government securities with a broker or custodian to initiate and maintain positions in futures contracts. Minimal initial margin requirements are established by the futures exchange and brokers may establish margin requirements which are higher than the exchange requirements. After a futures contract position is opened, the value of the contract is marked to market daily. If the futures contract price changes to the extent that the margin on deposit does not satisfy margin requirements, payment of additional "variation" margin will be required. Conversely, reduction in the contract value may reduce the required margin resulting in a repayment of excess margin to the Fund. Variation margin payments are made to and from the futures broker for as long as the contract remains open. The Fund expects to earn income on its margin deposits. To the extent that the Fund invests in futures contracts and options thereon for other than bona fide hedging purposes, the Fund will not enter into such transactions if, immediately thereafter, the sum of the amount of initial margin deposits and premiums paid for open futures options would exceed 5% of the Fund's net assets, after taking into account unrealized profits and unrealized losses on such contracts it has entered into; provided, however, that, in the case of an option that is in-the-money at the time of purchase, the in-the-money amount may be excluded in calculating the 5%. Pursuant to published positions of the SEC, the Fund may be required to maintain segregated accounts consisting of liquid assets (or, as permitted under applicable regulation, enter into offsetting positions) in connection with its futures contract transactions in order to cover its obligations with respect to such contracts.

     Positions in futures contracts may be closed out only on an exchange which provides a secondary market. However, there can be no assurance that a liquid secondary market will exist for any particular futures contract at any specific time. Therefore, it might not be possible to close a futures position and, in the event of adverse price movements, the Fund would continue to be required to continue to make variation margin deposits. In such circumstances, if the Fund has insufficient cash, it might have to sell portfolio securities to meet daily margin requirements at a time when it might be disadvantageous to do so. Management intends to minimize the possibility that it will be unable to close out a futures contract by only entering into futures which are traded on national futures exchanges and for which there appears to be a liquid secondary market.

                            CASH MANAGEMENT PRACTICES

     Pending the investment of new capital in Approved Market equity securities, the Fund will typically invest in money market instruments or other highly liquid debt instruments denominated in U.S. dollars (including, without limitation, repurchase agreements). The Fund may also invest in money market mutual funds for temporary cash management purposes.

     In addition, the Fund may invest in repurchase agreements. In the event of the bankruptcy of the other party to a repurchase agreement, the Fund could experience delay in recovering the securities underlying such agreements. Management believes that this risk can be controlled through stringent security selection criteria and careful monitoring procedures.

                             CONVERTIBLE DEBENTURES

     The Fund may invest up to 5% of its assets in convertible debentures issued by non-U.S. companies organized in Approved Markets. Convertible debentures include corporate bonds and notes that may be converted into or exchanged for common stock. These securities are generally convertible either at a stated price or a stated rate (that is, for a specific number of shares of common stock or other security). As with other fixed income securities, the price of a convertible debenture to some extent varies inversely with interest rates. While providing a fixed income stream (generally higher in yield than the income derived from a common stock but lower than that afforded by a non-convertible debenture), a convertible debenture also affords the investor an opportunity, through its conversion feature, to participate in the capital appreciation of the common stock into which it is convertible. As the market price of the underlying common stock declines, convertible debentures tend to trade increasingly on a yield basis and so may not experience market value declines to the same extent as the underlying common stock. When the market price of the underlying common stock increases, the price of a convertible debenture tends to rise as a reflection of the value of the underlying common stock. To obtain such a higher yield, the Fund may be required to pay for a convertible debenture an amount in excess of the value of the underlying common stock. Common stock acquired by the Fund upon conversion of a convertible debenture will generally be held for so long as the Advisor anticipates such stock will provide the Fund with opportunities which are consistent with the Fund's investment objective and policies.

                             DIRECTORS AND OFFICERS

     The Board of Directors of the Fund is responsible for establishing Fund policies and for overseeing the management of the Fund. The Directors of the Fund, including all of the disinterested Directors, have adopted written procedures to monitor potential conflicts of interest that might develop between the Feeder Portfolio and the Fund.

     The Board has an Audit Committee comprised of George M. Constantinides, Roger G. Ibbotson and Abbie J. Smith. Each member of the Audit Committee is a disinterested Director. The Audit Committee for the Board oversees the Fund's accounting and financial reporting policies and practices, the Fund's internal controls and other oversight functions as requested by the Board. The Audit Committee for the Board also acts as a liaison between the Fund's independent certified public accountants and the full Board. There were two Audit Committee meetings for the Fund held during the fiscal year ended November 30, 2001.

     Certain biographical information for each disinterested Director and each interested Director of the Fund is set forth in the tables below, including a description of each Director's experience as a Director of the Fund and as a director or trustee of other funds, as well as other recent professional experience.

DISINTERESTED DIRECTORS

                                    TERM OF
                                   OFFICE(1)                                  PORTFOLIOS
                                      AND                                   WITHIN THE DFA     OTHER DIRECTORSHIPS
   NAME, AGE AND                   LENGTH OF      PRINCIPAL OCCUPATION      FUND COMPLEX(2)    OF PUBLIC COMPANIES
      ADDRESS          POSITION     SERVICE       DURING PAST 5 YEARS          OVERSEEN               HELD
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------
George M.              Director   Since        Leo Melamed Professor of     87 portfolios in
Constantinides                    inception    Finance, Graduate School     4 investment
1101 E. 58th Street                            of Business, University      companies
Chicago, IL 60637                              of Chicago.
Date of Birth:
9/22/47
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------
John P. Gould          Director   Since        Steven G. Rothmeier          87 portfolios     Trustee, Harbor
1101 E. 58th Street               inception    Distinguished Service        in 4              Fund (registered
Chicago, IL 60637                              Professor of Economics,      investment        investment company)
Date of Birth:                                 Graduate School of           companies         (13 Portfolios).
1/19/39                                        Business, University of
                                               Chicago. Principal and
                                               Executive Vice President,
                                               Lexecon Inc. (economics,
                                               law, strategy and finance
                                               consulting).  Formerly,
                                               President, Cardean
                                               University (division of
                                               UNext.com). Member of
                                               the Boards of Milwaukee
                                               Mutual Insurance Company
                                               and UNext.com.  Formerly,
                                               Trustee, First Prairie
                                               Funds (registered
                                               investment company).

                                    TERM OF
                                   OFFICE(1)                                  PORTFOLIOS
                                      AND                                   WITHIN THE DFA     OTHER DIRECTORSHIPS
   NAME, AGE AND                   LENGTH OF      PRINCIPAL OCCUPATION      FUND COMPLEX(2)    OF PUBLIC COMPANIES
      ADDRESS          POSITION     SERVICE       DURING PAST 5 YEARS          OVERSEEN               HELD
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------
Roger G. Ibbotson      Director   Since        Professor in Practice of     87 portfolios
Yale School of                    inception    Finance, Yale School of      in 4
Management                                     Management.  Director,       investment
P.O. Box 208200                                BIRR Portfolio Analysis,     companies
New Haven, CT                                  Inc. (software
06520-8200                                     products).  Chairman,
Date of Birth:                                 Ibbotson Associates,
5/27/43                                        Inc., Chicago, IL
                                               (software, data,
                                               publishing and
                                               consulting).  Partner,
                                               Zebra Capital Management,
                                               LLC (hedge fund
                                               manager).  Formerly,
                                               Director, Hospital Fund,
                                               Inc. (investment
                                               management services).
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------
Myron S. Scholes       Director   Since        Frank E. Buck Professor      87 portfolios     Director, American
Oak Hill Capital                  inception    Emeritus of Finance,         in 4              Century Fund
Management, Inc.                               Stanford University.         investment        Complex (registered
2775 Sand Hill Rd.                             Partner, Oak Hill Capital    companies         investment
Suite 220                                      Management.  Chairman,                         companies) (38
Menlo Park, CA                                 Oak Hill Platinum                              Portfolios).
94025                                          Partners.  Director,
Date of Birth:                                 Financial Engines.
7/01/41                                        Director, Chicago
                                               Mercantile Exchange.
                                               Consultant, Arbor
                                               Investors.  Formerly,
                                               Director, Smith Breeden
                                               Family of Funds and
                                               Partner, Long-Term
                                               Capital Management L.P.
                                               (money management).
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------
Abbie J. Smith         Director   Since 2000   Marvin Bower Fellow,         87 portfolios     Director, HON
425 Morgan Hall                                Harvard Business School      in 4              Industries Inc.
Soldiers Field,                                (9/01 to 8/02).  Boris       investment        (Office Furniture).
Boston, MA 02163                               and Irene Stern Professor    companies
Date of Birth:                                 of Accounting, Graduate
4/30/53                                        School of Business,
                                               University of Chicago.
---------------------  ---------  -----------  ---------------------------  ---------------   ---------------------

INTERESTED DIRECTORS

     The following Interested Directors are described as such because they are deemed to be "interested persons," as that term is defined under the 1940 Act, due to their positions with the Advisor.

                                    TERM OF
                                   OFFICE(1)                                  PORTFOLIOS
                                     AND                                      WITHIN THE
                                   LENGTH                                     DFA FUND      OTHER DIRECTORSHIPS
   NAME, AGE AND                     OF        PRINCIPAL OCCUPATION DURING    COMPLEX(2)     OF PUBLIC COMPANIES
      ADDRESS          POSITION    SERVICE            PAST 5 YEARS             OVERSEEN              HELD
--------------------  ----------  ----------  -----------------------------  -------------  ----------------------
David G. Booth        Director,   Since       President, Chairman-Chief      87             Director, Assante
1299 Ocean Avenue     President   inception   Executive Officer and          portfolios     Corporation
Santa Monica, CA      and                     Director of the following      in 4           (investment
90401                 Chairman                companies: Dimensional Fund    investment     management).
Date of Birth:        - Chief                 Advisors Inc., DFA             companies
12/02/46              Executive               Securities Inc., DFA
                      Officer                 Australia Limited,
                                              Dimensional Investment
                                              Group Inc. and DFA
                                              Investment Dimensions Group
                                              Inc. Trustee, President and
                                              Chairman-Chief Executive
                                              Officer of The DFA
                                              Investment Trust Company.
                                              President, Dimensional Fund
                                              Advisors Ltd.  Director,
                                              Dimensional Funds PLC.
                                              Limited Partner, Oak Hill
                                              Partners.  Formerly,
                                              Director, SA Funds
                                              (registered investment
                                              company).
--------------------  ----------  ----------  -----------------------------  -------------  ----------------------

                                    TERM OF
                                   OFFICE(1)                                  PORTFOLIOS
                                     AND                                      WITHIN THE
                                   LENGTH                                     DFA FUND      OTHER DIRECTORSHIPS
   NAME, AGE AND                     OF        PRINCIPAL OCCUPATION DURING    COMPLEX(2)     OF PUBLIC COMPANIES
      ADDRESS          POSITION    SERVICE            PAST 5 YEARS             OVERSEEN              HELD
--------------------  ----------  ----------  -----------------------------  -------------  ----------------------
Rex A. Sinquefield*   Director,   Since       Chairman-Chief Investment      87
1299 Ocean Avenue     Chairman-   inception   Officer and Director,          portfolios
Santa Monica, CA      Chief                   Dimensional Fund Advisors      in 4
90401                 Investment              Inc., DFA Securities Inc.,     investment
Date of Birth:        Officer                 Dimensional Investment         companies
9/07/44                                       Group Inc. and DFA
                                              Investment Dimensions Group
                                              Inc.  Trustee,
                                              Chairman-Chief Investment
                                              Officer, The DFA Investment
                                              Trust Company.  Chairman
                                              and Director, Dimensional
                                              Fund Advisors Ltd., and
                                              Director and Chief
                                              Investment Officer, DFA
                                              Australia Ltd. and
                                              Director, Dimensional Funds
                                              PLC.  Trustee, St. Louis
                                              University.  Life Trustee
                                              and Member of Investment
                                              Committee, DePaul
                                              University.  Director, The
                                              German St. Vincent Orphan
                                              Home.  Member of Investment
                                              Committee, Archdiocese of
                                              St. Louis.
--------------------  ----------  ----------  -----------------------------  -------------  ----------------------

(1) Each Director holds office for an indefinite term until his or her successor is elected and qualified.

(2) Each Director is a director or trustee of each of the four registered investment companies within the DFA Fund Complex, which include: the Fund; DFA Investment Dimensions Group Inc.; Dimensional Investment Group Inc.; and The DFA Investment Trust Company.

* Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

     Information relating to each Director's ownership (including the ownership of his or her immediate family) in the Fund and in all registered investment companies in the DFA Fund Complex as of December 31, 2001 is set forth in the chart below.

                                                                                  AGGREGATE DOLLAR RANGE OF SHARES
                                                                                   OWNED IN ALL FUNDS OVERSEEN BY
                                                                                  DIRECTOR IN FAMILY OF INVESTMENT
                       NAME                  DOLLAR RANGE OF FUND SHARES OWNED               COMPANIES
       --------------------------------      ---------------------------------    --------------------------------
       DISINTERESTED DIRECTORS:
       --------------------------------      ---------------------------------    --------------------------------
       George M. Constantinides                       None                                     None
       --------------------------------      ---------------------------------    --------------------------------
       John P. Gould                                  None                                     None
       --------------------------------      ---------------------------------    --------------------------------
       Roger G. Ibbotson                              None                                     None
       --------------------------------      ---------------------------------    --------------------------------
       Myron S. Scholes                               None                               $10,001-$50,000
       --------------------------------      ---------------------------------    --------------------------------
       Abbie J. Smith                                 None                                     None
       --------------------------------      ---------------------------------    --------------------------------

       INTERESTED DIRECTORS:
       --------------------------------      ---------------------------------    --------------------------------
       David G. Booth                                 None                               Over $100,000
       --------------------------------      ---------------------------------    --------------------------------
       Rex A. Sinquefield                             None                               Over $100,000
       --------------------------------      ---------------------------------    --------------------------------

     Set forth below is a table listing, for each Director entitled to receive compensation, the compensation received from the Fund during the fiscal year ended November 30, 2001 and the total compensation received from all four registered investment companies for which the Advisor serves as investment advisor during that same fiscal year.

                                                                            Aggregate          Total Compensation
                                                                          Compensation             From Fund
       Director                                                           From the Fund       and DFA Fund Complex+
       --------                                                           -------------       ---------------------
       George M. Constantinides                                               $477                  $52,500
       John P. Gould                                            .             $463                  $51,000
       Roger G. Ibbotson                                        .             $477                  $52,500
       Myron S. Scholes                                                       $463                  $51,000
       Abbie J. Smith                                                         $477                  $52,500

+The term DFA Fund Complex refers to all registered investment companies for which the Advisor performs advisory or administrative services and for which the individuals listed above serve as directors on the boards of such companies.

OFFICERS

     Below is the name, age, information regarding positions with the Fund and the principal occupation for each officer of the Fund. Each of the officers listed below holds the same office (except as otherwise noted) in the following entities: Dimensional Fund Advisors Inc., DFA Securities Inc., DFA Australia Limited, Dimensional Fund Advisors Ltd., DFA Investment Dimensions Group Inc., Dimensional Investment Group Inc., The DFA Investment Trust Company, and Dimensional Emerging Markets Value Fund Inc. (collectively, the "DFA Entities").

                                                     TERM OF
                                                    OFFICE(1)
                                                       AND
                                                     LENGTH
                                                       OF
   NAME, AGE AND ADDRESS            POSITION         SERVICE      PRINCIPAL OCCUPATION DURING PAST 5 YEARS
---------------------------      -----------------  ---------     ---------------------------------------------
Arthur H.F. Barlow               Vice President       Since       Vice President of all the DFA Entities.
Santa Monica, CA                                      1993
Date of Birth: 11/07/55
---------------------------      -----------------  ---------     ----------------------------------------------
Valerie A. Brown                 Vice President       Since       Vice President and Assistant Secretary of all
Santa Monica, CA                 and Assistant        2001        the DFA Entities. Prior to April 2001, legal
Date of Birth: 1/24/67           Secretary                        counsel for DFA (since March 2000).
                                                                  Associate, Jones, Day, Reavis & Pogue from
                                                                  October 1991 to February 2000.
---------------------------      -----------------  ---------     -----------------------------------------------
Truman A. Clark                  Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      1996        Dimensional Fund Advisors Ltd.
Date of Birth: 4/08/41
---------------------------      -----------------  ---------     ---------------------------------------------
James L. Davis                   Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      1999        Dimensional Fund Advisors Ltd. Formerly at
Date of Birth: 11/29/56                                           Kansas State University, Arthur Anderson &
                                                                  Co., Phillips Petroleum Co.
---------------------------      -----------------  ---------     ---------------------------------------------
Robert T. Deere                  Vice President       Since      Vice President of all the DFA Entities.
Santa Monica, CA                                      1994
Date of Birth: 10/08/57
---------------------------      -----------------  ---------     ---------------------------------------------
Robert W. Dintzner               Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. Prior to April
Date of Birth: 3/18/70                                            2001, marketing supervisor and marketing
                                                                  coordinator for DFA.
---------------------------      -----------------  ---------     ---------------------------------------------

                                                     TERM OF
                                                    OFFICE(1)
                                                       AND
                                                     LENGTH
                                                       OF
   NAME, AGE AND ADDRESS            POSITION         SERVICE      PRINCIPAL OCCUPATION DURING PAST 5 YEARS
---------------------------      -----------------  ---------     ---------------------------------------------
Richard A. Eustice               Vice President       Since       Vice President and Assistant Secretary of all
Santa Monica, CA                 Assistant            1998        the DFA Entities, except Dimensional Fund
Date of Birth: 8/05/65           and Secretary                    Advisors Ltd.
---------------------------      -----------------  ---------     ---------------------------------------------
Eugene F. Fama, Jr               Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      1993        Dimensional Fund Advisors Ltd.
Date of Birth: 1/21/61
---------------------------      -----------------  ---------     ---------------------------------------------
Robert M. Fezekas                Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. and DFA
Date of Birth: 10/28/70                                           Australia Limited. Prior to December 2001,
                                                                  Portfolio Manager.
---------------------------      -----------------  ---------     ---------------------------------------------
Glenn S. Freed                   Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. and DFA
Date of Birth: 11/24/61                                           Australia Limited. Formerly, Professor and
                                                                  Associate Dean of the Leventhal School of
                                                                  Accounting (September 1998 to August 2001) and
                                                                  Academic Director Master of Business Taxation
                                                                  Program (June 1996 to August 2001) at the
                                                                  University of Southern California Marshall
                                                                  School of Business.
---------------------------      -----------------  ---------     ---------------------------------------------
Henry F. Gray                    Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2000        Dimensional Fund Advisors Ltd. Prior to July
Date of Birth: 9/22/67                                            2000, portfolio manager.
---------------------------      -----------------  ---------     ---------------------------------------------
Kamyab Hashemi-Nejad             Vice President,      Since       Vice President, Controller and Assistant
Santa Monica, CA                 Controller and       1997        Treasurer, of all the DFA Entities.
Date of Birth: 1/22/61           Assistant
                                 Treasurer
---------------------------      -----------------  ---------     ---------------------------------------------
Stephen P. Manus                 Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      1997        Dimensional Fund Advisors Ltd.
Date of Birth: 12/26/50
---------------------------      -----------------  ---------     ---------------------------------------------
Karen E. McGinley                Vice President       Since       Vice President of all the DFA Entities.
Santa Monica, CA                                      1997
Date of Birth: 3/10/66
---------------------------      -----------------  ---------     ---------------------------------------------
Catherine L. Newell              Vice President       Since       Vice President and Secretary of all the DFA
Santa Monica, CA                 and Secretary        2000        Entities, except DFA Australia Limited, for
Date of Birth: 5/07/64                                            which she is Vice President and Assistant
                                                                  Secretary.  Director, Dimensional Funds PLC.
                                                                  Vice President and Assistant Secretary of all
                                                                  DFA Entities (1997-2000).
---------------------------      -----------------  ---------     ---------------------------------------------
David A. Plecha                  Vice President       Since       Vice President of all the DFA Entities.
Santa Monica, CA                                      1993
Date of Birth: 10/26/61
---------------------------      -----------------  ---------     ---------------------------------------------

                                                     TERM OF
                                                    OFFICE(1)
                                                       AND
                                                     LENGTH
                                                       OF
   NAME, AGE AND ADDRESS            POSITION         SERVICE      PRINCIPAL OCCUPATION DURING PAST 5 YEARS
---------------------------      -----------------  ---------     ---------------------------------------------
Andrew E. Rasmusen               Vice President       Since       Vice President of all the DFA Entities except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. Prior to April
Date of Birth: 1/26/62                                            2001, investment management, client service
                                                                  manager for DFA (since October 2000).
                                                                  Investment manager researcher and consultant
                                                                  for InvestorForce, Inc. from October 1999 to
                                                                  October 2000 and for William M. Mercer
                                                                  Investment Consulting, Inc. from April 1996 to
                                                                  October 1999.
---------------------------      -----------------  ---------     ---------------------------------------------
George L. Sands                  Vice President       Since       Vice President of all the DFA Entities.
Santa Monica, CA                                      1993
Date of Birth: 2/08/56
---------------------------      -----------------  ---------     ---------------------------------------------
Michael T. Scardina              Vice President,      Since       Vice President, Chief Financial Officer and
Santa Monica, CA                 Chief Financial      1993        Treasurer of all the DFA Entities. Director,
Date of Birth: 10/12/55          Officer and                      Dimensional Funds PLC.
                                 Treasurer
---------------------------      -----------------  ---------     ---------------------------------------------
David E. Schneider               Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. and DFA
Date of Birth: 1/26/46                                            Australia Limited. Prior to 2001 and
                                                                  currently, Regional Director of Dimensional
                                                                  Fund Advisors Inc.
---------------------------      -----------------  ---------     ---------------------------------------------
John C. Siciliano                Vice President       Since       Vice President of all the DFA Entities.
Santa Monica, CA                                      2001        Director, Dimensional Funds PLC. Managing
Date of Birth: 8/24/54                                            Principal, Payden & Rygel Investment Counsel
                                                                  from April 1998 through December 2000 and
                                                                  Co-Head, North American Corporate Finance for
                                                                  Dresdner Kleinwort Benson N.A. from October
                                                                  1995 to April 1998.
---------------------------      -----------------  ---------     ---------------------------------------------
Jeanne C. Sinquefield,           Executive Vice       Since       Executive Vice President of all the DFA
Ph.D.*                           President            1998        Entities.
Santa Monica, CA
Date of Birth: 12/02/46
---------------------------      -----------------  ---------     ---------------------------------------------
Carl G. Snyder                   Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2000        Dimensional Fund Advisors Ltd. Prior to July
Date of Birth: 6/08/63                                            2000, portfolio manager.
---------------------------      -----------------  ---------     ---------------------------------------------
Weston J. Wellington             Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      1997        Dimensional Fund Advisors Ltd.
Date of Birth: 3/01/51
---------------------------      -----------------  ---------     ---------------------------------------------
Daniel M. Wheeler                Vice President       Since       Vice President of all the DFA Entities, except
Santa Monica, CA                                      2001        Dimensional Fund Advisors Ltd. and DFA
Date of Birth: 3/03/45                                            Australia Limited. Prior to 2001 and
                                                                  currently, Director of Financial Advisors
                                                                  Services of Dimensional Fund Advisors Inc.
---------------------------      -----------------  ---------     ---------------------------------------------

(1) Each officer holds office for an indefinite term at the pleasure of the Board of Directors and until his or her successor is elected and qualified.

* Rex A. Sinquefield and Jeanne C. Sinquefield are husband and wife.

     Directors and officers as a group own less than 1% of the Fund's outstanding stock.

                              SERVICES TO THE FUND

ADMINISTRATIVE SERVICES

     PFPC Inc. ("PFPC") serves as the administrative and accounting services, dividend disbursing and transfer agent for the Fund. The services provided by PFPC are subject to supervision by the executive officers and the Board of Directors of the Fund, and include day-to-day keeping and maintenance of certain records, calculation of the offering price of the shares, preparation of reports, liaison with its custodian, and transfer and dividend disbursing agency services. For its services, the Fund pays PFPC annual fees which are set forth below:

..1230% of the first $300 million of net assets
..0615% of the next $300 million of net assets
..0410% of the next $250 million of net assets
..0205% of the net assets over $850 million

     The Fund is subject to a $75,000 per year minimum fee. PFPC has agreed to limit the minimum fee for the Fund from time to time.

     The Fund may, as is deemed necessary or appropriate, employ administrators in other countries in which it invests. Certain emerging market countries require a local entity to provide administrative services for all direct investments by foreigners. Where required by local law, the Fund intends to retain a local entity to provide such administrative services. The local administrator will be paid a fee by the Fund for its services. Generally, such services will be contracted for through the custodian, or through a foreign sub-custodian located in the particular country.

CUSTODIAN

     Citibank, N.A., the custodian for the Fund, maintains a separate account or accounts for the Fund; receives, holds and releases portfolio securities on account of the Fund; makes receipts and disbursements of money on behalf of the Fund; and collects and receives income and other payments and distributions on account of the Fund's portfolio securities.

DISTRIBUTOR

     The Fund distributes its own shares of stock. It has, however, entered into an agreement with DFA Securities Inc., a wholly-owned subsidiary of the Advisor, pursuant to which DFA Securities Inc. is responsible for supervising the sale of shares by the Fund. No compensation is paid by the Fund to DFA Securities Inc. under this agreement.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP are the independent certified public accountants to the Fund and audit the annual financial statements of the Fund. Their address is 200 East Las Olas Boulevard, Suite 1700, Ft. Lauderdale, FL 33301.

                                  ADVISORY FEES

     For the services it provides as investment advisor to the Fund, the Advisor is entitled to receive from the Fund a fee, payable monthly, at the annual rate of 0.10% of the aggregate net assets of the Fund. For the fiscal years ending November 30, 1999, 2000 and 2001, the Fund paid management fees to the Advisor for its services of $286,000, $372,000 and $284,000, respectively. David G. Booth and Rex A. Sinquefield, directors and officers of both the Fund and the Advisor, and shareholders of the Advisor's outstanding stock, may be deemed controlling persons of the Advisor.

     The Advisor pays DFAL quarterly fees of 12,500 pounds sterling and DFA Australia fees of $13,000 per year for services to the Fund.

                               GENERAL INFORMATION

     The Fund was incorporated under Maryland law on January 9, 1991. The shares of the Fund, when issued and paid for in accordance with the Fund's registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemption or any other feature. On December 2, 1998, the Fund changed its name from Dimensional Emerging Markets Fund Inc. to Dimensional Emerging Markets Value Fund Inc.

     On November 21, 1997, the shareholders of the Fund approved the Fund's conversion from a closed-end management investment company to an open-end management investment company registered with the SEC. The Fund commenced operations as an open-end company on November 26, 1997.

                                 CODES OF ETHICS

     The Fund has adopted a revised Code of Ethics, under rule 17j-1 of the 1940 Act, for certain access persons of the Series. In addition, the Advisor has adopted a revised Code of Ethics. The Codes are designed to ensure that access persons act in the interest of the Series and its shareholders with respect to any personal trading of securities. Under the Codes, access persons are generally prohibited from knowingly buying or selling securities (except for mutual funds, U.S. government securities and money market instruments) which are being purchased, sold or considered for purchase or sale by the Fund unless their proposed purchases are approved in advance. The Codes also contain certain reporting requirements and securities trading clearance procedures.

                               SHAREHOLDER RIGHTS

     With respect to matters which require shareholder approval, shareholders are entitled to vote only with respect to matters which affect the interest of the class of shares which they hold, except as otherwise required by applicable law. If liquidation of the Fund should occur, shareholders would be entitled to receive on a per class basis the assets of the particular class whose shares they own, as well as a proportionate share of Fund assets not attributable to any particular class. Ordinarily, the Fund does not intend to hold annual meetings of its shareholders, except as required by the 1940 Act or other applicable law. The Fund's bylaws provide that special meetings of its shareholders shall be called at the written consent of 10% of the shareholders. Such meeting may be called to consider any matter, including the removal of one or more directors. Shareholders will receive shareholder communications with respect to such matters as required by the 1940 Act, including semi-annual and annual financial statements of the Fund, the latter being audited at least once each year.

     Shareholder inquiries may be made by writing or calling the Fund at the address or telephone number appearing on the cover of this Part B. Only those individuals whose signatures are on file for the account in question may receive specific account information or make changes in the account registration.

                         PRINCIPAL HOLDERS OF SECURITIES

     As of February 28, 2002, the following person may be deemed to control the Fund either by owning more than 25% of the voting securities of the Fund directly or, through the operation of pass-through voting rights, by owning more than 25% of the voting securities of the Feeder Portfolio which invests its assets in the Fund:

           State Street Bank and Trust Company, as Trustee            76.43%
               of the BellSouth Master Pension Trust
           1155 Peachtree Street, N.E.
           Atlanta, Georgia 30309-3610

     As of February 28, 2002, the following shareholders owned beneficially at least 5% of the outstanding shares of the Fund, as set forth below. Unless otherwise indicated, the address of each shareholder is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401:

            State Street Bank and Trust Company, as Trustee           76.43%
                of the BellSouth Master Pension Trust
            1155 Peachtree Street, N.E.
            Atlanta, Georgia 30309-3610

            Emerging Markets Value Portfolio                          23.57%
                of DFA Investment Dimensions Group Inc.

                               PURCHASE OF SHARES

     The following information supplements the information set forth in Part A under the caption "PURCHASE OF SHARES."

     The Fund will accept purchase and redemption orders on each day that the New York Stock Exchange ("NYSE") is open for business, regardless of whether the Federal Reserve System is closed. However, no purchases by wire may be made on any day that the Federal Reserve System is closed. The Fund will generally be closed on days that the NYSE is closed. The NYSE is scheduled to be open Monday through Friday throughout the year except for days closed to recognize New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas Day. The Federal Reserve System is closed on the same days as the NYSE, except that it is open on Good Friday and closed on Columbus Day and Veterans' Day. Orders for redemptions and purchases will not be processed if the Fund is closed.

     The Fund reserves the right, in its sole discretion, to suspend the offering of shares of the Fund or reject purchase orders when, in the judgment of management, such suspension or rejection is in the best interest of the Fund. Securities accepted in exchange for shares of the Fund will be acquired for investment purposes and will be considered for sale under the same circumstances as other securities in the Fund.

                              REDEMPTION OF SHARES

     The following information supplements the information set forth in Part A under the caption "REDEMPTION OF SHARES."

     The Fund may suspend redemption privileges or postpone the date of payment:
(1) during any period when the NYSE is closed, or trading on the NYSE is restricted as determined by the SEC, (2) during any period when an emergency exists as defined by the rules of the SEC as a result of which it is not reasonably practicable for the Fund to dispose of securities owned by it, or fairly to determine the value of its assets and (3) for such other periods as the SEC may permit.

                              TAXATION OF THE FUND

     The following is a summary of some of the federal income tax consequences of investing in the Fund. Unless you are invested in the Fund through a retirement plan, you should consider the tax implications of investing and consult your own tax adviser.

DISTRIBUTIONS OF NET INVESTMENT INCOME

     The Fund receives income generally in the form of dividends and interest on its investments. This income, less expenses incurred in the operation of the Fund, constitutes its net investment income from which dividends may be paid to its shareholders. Any distributions by the Fund from such income will be taxable to a shareholder as ordinary income, whether they are received in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS

     The Fund may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to shareholders as ordinary income. Distributions paid from long-term capital gains realized by the Fund will be taxable to shareholders as long-term capital gain, regardless of how long the shares of the Fund have been held. Any net short-term or long-term capital gains realized by the Fund (net of any capital loss carryovers) will generally be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Fund.

     Beginning in the year 2001 for shareholders in the 15% federal income tax bracket (or in the year 2006 for shareholders in the 28% or higher brackets), capital gain distributions made by the Fund that are derived from the sale of securities held for more than five years may be subject to reduced tax.

ELECTION TO BE TAXED AS A REGULATED INVESTMENT COMPANY

     The Fund intends to qualify each year as a regulated investment company by satisfying certain distribution and asset diversification requirements under the Internal Revenue Code (the "Code"). As a regulated investment company, the Fund generally pays no federal income tax on the income and gains it distributes to its shareholders. The Board reserves the right not to maintain the qualification of the Fund as a regulated investment company, if it determines that such course of action to be beneficial to shareholders. In such case, the Fund will be subject to federal, and possibly state, corporate taxes on its taxable income and gains, and distributions to shareholders will be taxed as ordinary dividend income to the extent of the Fund's available earnings and profits.

EXCISE TAX DISTRIBUTION REQUIREMENT

     The Code requires the Fund to distribute at least 98% of its taxable ordinary income earned during the calendar year and 98% of its capital gain net income earned during the twelve month period ending October 31 (in addition to undistributed amounts from the prior year) to you by December 31 of each year in order to avoid federal excise taxes. The Fund intends to declare and pay sufficient distributions in either November or December (or in January that are treated by you as received in December) but does not guarantee that its distributions will be sufficient to eliminate all such taxes.

EFFECT OF FOREIGN INVESTMENTS ON DISTRIBUTIONS

     Most foreign exchange gains realized on (or derived from) the sale of debt instruments are treated as ordinary income by the Fund. Similarly, foreign exchange losses realized on (or derived from) the sale of debt instruments by the Fund are generally treated as ordinary losses. These gains when distributed will be taxable to shareholders as ordinary dividends, and any losses will reduce the Fund's ordinary income otherwise available for distribution to shareholders. This treatment could increase or reduce the Fund's ordinary income distributions to shareholders, and may cause some or all of the Fund's previously distributed income to be classified as a return of capital.

     The Fund's investment in foreign securities may be subject to foreign withholding taxes on income from certain of their foreign securities. In addition, if the Fund purchases shares in certain foreign investment entities, called "passive foreign investment companies" ("PFIC's"), the Fund may be subject to U.S. federal income tax and a related interest charge on a portion of any "excess distribution" or gain from the disposition of such shares, even if such income is distributed as a taxable dividend by the Fund to its shareholders. If possible, the Fund will adopt strategies to avoid PFIC taxes and interest charges.

DIVIDENDS RECEIVED DEDUCTION

     Dividends received by the Fund will generally be earned on portfolio securities of non-U.S. issuers and are not expected to qualify for the corporate dividends received deduction.

REDEMPTION OF PORTFOLIO SHARES

     For shareholders subject to tax, redemptions and exchanges of Fund shares are taxable transactions for federal and state income tax purposes that cause such a shareholder to recognize a gain or loss. If a shareholder holds his shares as a capital asset, the gain or loss that he realizes will be capital gain or loss. Beginning in the year 2001 for shareholders in the 15% federal income tax bracket (or in the year 2006 for shareholders in the 28% or higher brackets), gain from the sale of shares of the Fund held for more than five years may be subject to a reduced rate of tax. Any loss incurred on the redemption or exchange of shares held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gains distributed to the shareholder by the Fund on those shares. All or a portion of any loss that a shareholder realizes upon the redemption of the Fund's shares will be disallowed to the extent that the shareholder purchases other shares in the Fund (through reinvestment of dividends or otherwise) within 30 days before or after the share redemption. Any loss disallowed under these rules will be added to the shareholder's tax basis in the new shares purchased by the shareholder.

COMPLEX SECURITIES

     The Fund may invest in complex securities and such investments may be subject to numerous special and complicated tax rules. These rules could affect whether gains or losses recognized by the Fund are treated as ordinary income or capital gain, accelerate the recognition of income to the Fund, defer the Fund's ability to recognize losses, and, in limited cases, subject the Fund to U.S. federal income tax on income from certain of the Fund's foreign investments. In turn, these rules may affect the amount, timing or character of the income distributed to a shareholder by the Fund.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS

     The Fund will inform shareholders of the amount and character of distributions at the time they are paid, and will advise shareholders of the tax status for federal income tax purposes of such distributions shortly after the close of each calendar year. Shareholders who have not held shares of the Fund a full year may have designated and distributed to them as ordinary income or capital gain a percentage of income that is not equal to the actual amount of such income earned during the period of their investment in the Fund.

                         CALCULATION OF PERFORMANCE DATA

     The Fund may disseminate reports of its investment performance from time to time. Investment performance is calculated on a total return basis; that is by including all net investment income and any realized and unrealized net capital gains or losses during the period for which investment performance is reported. If dividends or capital gains distributions have been paid during the relevant period the calculation of investment performance will include such dividends and capital gains distributions as though reinvested in shares of the Fund. Standard quotations of total return are computed in accordance with SEC Guidelines and are presented whenever any non-standard quotations are disseminated to provide comparability to other investment companies. Non-standardized total return quotations may differ from the SEC Guideline computations by covering different time periods, excluding deduction of reimbursement fees charged to investors and paid to the Fund which would otherwise reduce return quotations. In all cases, disclosures are made when performance quotations differ from the SEC Guidelines which were established effective May 1, 1988. Performance data is based on historical earnings and is not intended to indicate future performance. Rates of return expressed on an annual basis will usually not equal the sum of returns expressed for consecutive interim periods due to the compounding of the interim yields. The Fund's annual report to shareholders for the fiscal year ended November 30, 2001 contains additional performance information. A copy of the annual report is available upon request and without charge.

     Rates of return expressed as a percentage of U.S. dollars will reflect applicable currency exchange rates at the beginning and ending dates of the investment periods presented. The return expressed in terms of U.S. dollars is the return one would achieve by investing dollars in the Fund at the beginning of the period and liquidating the investment in dollars at the end of the period. Hence, the return expressed as a percentage of U.S. dollars combines the investment performance of the Fund as well as the performance of the local currency or currencies of the Fund.

     Following are quotations of the annualized percentage total returns over the one-, five-, and ten-year periods (or fractional portion thereof) ended November 30, 2001, using the standardized method of calculation required by the SEC, which is net of the cost of the current reimbursement fee charged to investors and paid to the Fund. A negative pre-tax return translates into a higher after-tax return on distributions and sale of series shares because this calculation assumes that an investor received a tax deduction for the loss incurred on the sale.

                                                                                                          SINCE
                                                                                                        INCEPTION
                                                                   ONE YEAR          FIVE YEARS*         (03/93)*
                                                                   --------          ----------         ---------
  Return Before Taxes                                               -4.82%              2.72%             7.45%
  Return After Taxes on Distributions                               -7.04%              0.52%             5.81%
        without Sale of Series Shares
  Return After Taxes on Distributions and Sale of Fund              -1.53%              1.57%             5.67%
        Shares

--------------------

* Prior to November 26, 1997, the Fund was a closed-end investment company; performance figures include the period during which the Fund operated as a closed-end company and the Fund may incur additional expenses as an open-end company. Performance figures also reflect that, until September 30, 1997, it was the Fund's policy to attempt to own shares of companies whose overall share of the Approved Markets total public capitalization was at least in the upper 40% of such capitalization, and could be as large as 75%.

AVERAGE ANNUAL TOTAL RETURN BEFORE TAXES

     As the following formula indicates, the average annual total return is determined by finding the average annual compounded rates of return over the stated time period that would equate a hypothetical initial purchase order of $1,000 to its redeemable value (including capital appreciation/depreciation and dividends and distributions paid and reinvested less any fees charged to a shareholder account) at the end of the stated time period. The calculation assumes that all dividends and distributions are reinvested at the public offering price on the reinvestment dates during the period. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees. According to the SEC formula:

                     n
             P(1 + T)  = ERV

where:

         P = a hypothetical initial payment of $1,000

         T = average annual total return

         n = number of years

         ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the one-, five-, and ten-year periods at the end of the one-, five-, and ten-year periods (or fractional portion thereof).

     The Fund may compare its investment performance to appropriate market and mutual fund indices and investments for which reliable performance data is available. Such indices are generally unmanaged and are prepared by entities and organizations which track the performance of investment companies or investment advisors. Unmanaged indices often do not reflect deductions for administrative and management costs and expenses. The performance of the Fund may also be compared in publications to averages, performance rankings, or other information prepared by recognized mutual fund statistical services. Any performance information, whether related to the Fund or to the Advisor, should be considered in light of the Fund's investment objectives and policies, characteristics and the quality of the portfolio and market conditions during the time period indicated and should not be considered to be representative of what may be achieved in the future.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS

     Average annual total return after taxes on distributions for the Fund is determined by finding the average annual rates of return over the stated period of time that would equate an initial hypothetical $1,000 investment to its ending redeemable value, after taxes on distributions. The calculation assumes income dividends and capital gain distributions, less the taxes due on such distributions, are reinvested at net asset value. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees, but assumes that the redemption itself had no tax consequences.

     Taxes due on distributions are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment date, using the rates that correspond to the tax character of each component of the distributions (E.G., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions, long-term capital gain rate for long-term capital gain distributions). The taxable amount and tax character of a distribution may be adjusted to reflect any recharacterization of the distribution since its original date. Distributions are adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date; for example, no taxes are assumed to be due on the portion of any distribution that would not result in federal income tax on an individual (E.G., tax-exempt interest or non-taxable returns of capital). The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. Any potential tax liabilities other than federal tax liabilities (E.G., state and local taxes) are disregarded, as are the effects of phaseouts of certain exemptions, deductions, and credits at various income levels, and the impact of the federal alternative minimum tax.

     The following Commission formula is used to calculate these figures:

                  n
            P(1+T)   = ATV
                          D
     where:
            P =       a hypothetical initial payment of $1,000
            T =       average annual total return (after taxes on distributions)
            n =       number of years
            ATV   =   ending value of a hypothetical $1,000 payment made at the
               D      beginning of each period at the end of each period, after
                      taxes on Series distributions but not after taxes on redemption.

AVERAGE ANNUAL TOTAL RETURN AFTER TAXES ON DISTRIBUTIONS AND SALE OF SERIES
SHARES

     Average annual total return after taxes on distributions and sale of Fund shares for the Fund is determined by finding the average annual rates of return over the stated time period that would equate an initial hypothetical $1,000 investment to its ending redeemable value, after taxes on distributions and sale of Series shares. The calculation assumes income dividends and capital gain distributions are reinvested at net asset value. The quotation assumes the account was completely redeemed at the end of each period and the deduction of all applicable charges and fees, including taxes upon sale of Series shares.

     Taxes due on distributions are calculated by applying the highest individual marginal federal income tax rates in effect on the reinvestment date, using the rates that correspond to the tax character of each component of the distributions (E.G., ordinary income rate for ordinary income distributions, short-term capital gain rate for short-term capital gain distributions, long-term capital gain rate for long-term capital gain distributions). The taxable amount and tax character of a distribution may be adjusted to reflect any recharacterization of the distribution since its original date. Distributions are adjusted to reflect the federal tax impact the distribution would have on an individual taxpayer on the reinvestment date; for example, no taxes are assumed to be due on the portion of any distribution that would not result in federal income tax on an individual (E.G., tax-exempt interest or non-taxable returns of capital). The effect of applicable tax credits, such as the foreign tax credit, is taken into account in accordance with federal tax law. Any potential tax liabilities other than federal tax liabilities (E.G., state and local taxes) are disregarded, as are the effects of phaseouts of certain exemptions, deductions, and credits at various income levels, and the impact of the federal alternative minimum tax.

     The capital gain or loss upon redemption is calculated by subtracting the tax basis from the redemption proceeds, after deducting any nonrecurring charges assessed at the end of the period, subtracting capital gains taxes resulting from the redemption, or adding the tax benefit from capital losses resulting from the redemption. In determining the basis for a reinvested distribution, the distribution is included net of taxes assumed paid from the distribution. Tax basis is adjusted for any distributions representing returns of capital and any other tax basis adjustments that would apply to an individual taxpayer, as permitted by applicable federal law. The amount and character (E.G., short-term or long-term) of capital gain or loss upon redemption is separately determined for shares acquired through the initial investment and each subsequent purchase through reinvested distributions. Shares acquired through reinvestment of distributions are not assumed to have the same holding period as the initial investment. The tax character of such reinvestments is determined by the length of the period between reinvestment and the end of the measurement period in the case of reinvested distributions. Capital gains taxes (or the benefit resulting from tax losses) is calculated using the highest federal individual capital gains tax rate for gains of the appropriate character in effect on the redemption date and in accordance with federal law applicable on the redemption date. Shareholders are assumed to have sufficient capital gains of the same character from other investments to offset any capital losses from the redemption, so that the taxpayer may deduct the capital losses in full.

     The following Commission formula is used to calculate these figures:

                     n
               P(1+T)  = ATV
                            DR

     where:

               P =         a hypothetical initial payment of $1,000
               T =         average annual total return (after taxes on
                           distributions and redemptions)
               n =         number of years
               ATV    =    ending value of a hypothetical $1,000 payment made at
                  DR       the beginning of each period at the end of each
                           period, after taxes on Series distributions and redemption.

                              FINANCIAL STATEMENTS

     PricewaterhouseCoopers LLP, 200 East Las Olas Boulevard, Suite 1700, Ft. Lauderdale, FL 33301, are the Fund's independent certified public accountants. They audit the Fund's annual financial statements on an annual basis. The audited financial statements and financial highlights of the Fund for its fiscal year ended November 30, 2001, as set forth in the Fund's annual report to shareholders, including the report of PricewaterhouseCoopers LLP, are incorporated by reference into this SAI.

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                 (AMEND. NO. 14)

                                     PART C
                                OTHER INFORMATION

ITEM 23.  EXHIBITS.


          (a)  Articles of Incorporation.

               (1)  Articles of Amendment and Restatement dated
                    November 21, 1997.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:           Post-Effective Amendment No. 6 to
                                      the Registrant's Registration
                                      Statement on Form N-1A.
                    File No.:         811-7440.
                    Filing Date:      November 26, 1997.



               (2)  Articles of Amendment dated December 2, 1998.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:           Post-Effective Amendment No. 10 to
                                      the Registrant's Registration
                                      Statement on Form N-1A.
                    File No.:         811-7440.
                    Filing Date:      March 26, 1999.


     (b)  By-Laws.
                    By-Laws of the Registrant.
                    Incorporated herein by reference to:
                    ------------------------------------
                    Filing:           Post-Effective Amendment No. 7 to the
                                      Registrant's Registration Statement on
                                      Form  N-1A.
                    File No.:         811-7440.
                    Filing Date:      March 30, 1998.


     (c)  Instruments Defining the Rights of Security Holders.
          (1)  No specimen securities are issued on behalf of the Registrant.

          (2)  Relevant portion of Articles of Amendment and
               Restatement dated November 21, 1997.
               See Article Fifth.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 6 to
                                 the Registrant's Registration
                                 Statement on Form N-1A.
               File No.:         811-7440.
               Filing Date:      November 26, 1997.

          (3)  Relevant portion of By-Laws.

               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 7 to the
                                 Registrant's Registration Statement on
                                 Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 1998.


     (d)  Investment Advisory Contracts
          Investment Management Agreement between the Registrant and Dimensional Fund Advisors Inc. ("DFA") dated November 26, 1997.
          Incorporated herein by reference to:
          ------------------------------------
          Filing:           Post-Effective Amendment No. 7 to the
                            Registrant's Registration Statement on
                            Form N-1A.
          File No.:         811-7440.
          Filing Date:      November 26, 1997.


     (e)  Underwriting Contracts.
          Not applicable.

     (f)  Bonus or Profit Sharing Contracts.
          Not applicable.

     (g)  Custodian Agreements.
          Global Custody Agreement between the Registrant and The Chase Manhattan Bank, dated March 31, 1998.
          Incorporated herein by reference to:
          ------------------------------------
          Filing:           Post-Effective Amendment No. 13 to the
                            Registrant's Registration Statement on
                            Form N-1A.
          File No.:         811-7440.
          Filing Date:      March 29, 2001.


     (h)  Other Material Contracts.

          (1) Transfer Agency Agreement between the Registrant and PFPC Inc., dated January 20, 1993
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 7
                                 to the Registrant's Registration Statement
                                 on Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 1998.



          (2) Amendment No. 1 to Transfer Agency Agreement dated December 26, 1997.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 7
                                 to the Registrant's Registration Statement
                                 on Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 1998.


          (3) Administration and Accounting Services Agreement between the Registrant and PFPC Inc., dated January 20, 1993
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 7
                                 to the Registrant's Registration Statement
                                 on Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 1998.


     (i)  Legal Opinion.
          Not applicable.

     (j)  Other Opinions.
          Consent of Independent Certified Public Accountants,
          PricewaterhouseCoopers LLP.
          ELECTRONICALLY FILED HEREWITH AS EXHIBIT
          EX-99.j.

     (k)  Omitted Financial Statements.
          Not applicable.

     (l)  Initial Capital Agreements.
          Subscription Agreement dated as of February 1, 1993.
          Incorporated herein by reference to:
          ------------------------------------
          Filing:          Post-Effective Amendment No. 13 to the
                           Registrant's Registration Statement on
                           Form N-1A.
          File No.:        811-7440.
          Filing Date:     March 29, 2001.


     (m)  Rule 12b-1 Plan.
          Not applicable.

     (n)  Rule 18f-3 Plan.
          Not applicable.

     (o)  Powers-of-Attorney.

          (2) Power-of-Attorney dated January 24, 2001, appointing David G. Booth, Rex A. Sinquefield, Michael T. Scardina, Catherine L. Newell and Valerie A. Brown as attorney-in-fact for the Registrant.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 13 to the
                                 Registrant's Registration Statement on
                                 Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 29, 2001.

     (p)  Code of Ethics.

          (1)  Code of Ethics of Registrant.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 12 to the
                                 Registrant's Registration Statement
                                 on Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 2000.


          (2)  Code of Ethics of Advisor and Underwriter.
               Incorporated herein by reference to:
               ------------------------------------
               Filing:           Post-Effective Amendment No. 12 to the
                                 Registrant's Registration Statement on
                                 Form N-1A.
               File No.:         811-7440.
               Filing Date:      March 30, 2000.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
          If an investor beneficially owns more than 25% of the outstanding voting securities of the feeder fund that invests all of its investable assets in a Series of the Registrant, then the feeder fund and its corresponding Series may be deemed to be under the common control of such investor. Accordingly, the feeder portfolio of DFA Investment Dimensions Group ( "DFA IDG"), a Maryland corporation and registered investment company, may be deemed to be under common control with its corresponding Series of the Registrant. As of February 28, 2002, the following persons beneficially owned more than 25% of the outstanding voting securities of the feeder portfolio investing in the Registrant:

          DFA IDG
          EMERGING MARKETS VALUE PORTFOLIO
          Charles Schwab & Company, Inc.
          101 Montgomery Street
          San Francisco, CA 94104                 84.12%


ITEM 25.  INDEMNIFICATION.
          Reference is made to Article Seventh of the Registrant's Articles of Amendment and Restatement (the "Articles") and Article V, Section 5.08 of the Registrant's By-laws, which are incorporated herein by reference.

          The Articles and By-laws of Registrant provide for indemnification of officers and directors to the full extent permitted by the General Laws of the State of Maryland. Registrant's charter provides that the directors and officers shall not be personally liable to the Registrant or its stockholders for money damages, except as otherwise required under the Investment Company Act of 1940, as amended.

          Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

          Insofar as indemnification for liability arising under the Securities Act of 1933 (the "Act"); may be permitted to the directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, an officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF THE INVESTMENT ADVISOR.
          Dimensional Fund Advisors Inc., the investment manager for the Registrant, is also the investment manager for three other registered open-end investment companies, DFA Investment Dimensions Group Inc., The DFA Investment Trust Company and Dimensional Investment Group Inc. The Advisor also serves as sub-advisor for certain other registered investment companies.

          For additional information, please see "Management of the Fund" in Part A of this Registration Statement.

          Additional information as to the Advisor and the directors and officers of the Advisor is included in the Advisor's Form ADV filed with the Commission (File No. 801-16283), which is incorporated herein by reference, and sets forth the officers and directors of the Advisor and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 27.  PRINCIPAL UNDERWRITERS.
          Names of investment companies for which the Registrant's principal underwriter also acts as principal underwriter.

          (a)  Not applicable.

          (b) Registrant distributes its own shares. It has entered into an agreement with DFA Securities Inc. which provides that DFA Securities Inc., 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401, will supervise the sale of Registrant's shares.

          (c)  Not applicable.

ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.
          The accounts and records of the Registrant will be located at the office of the Registrant and at additional locations, as follows:

NAME                                                          ADDRESS
Dimensional Emerging Markets Value Fund Inc.         1299 Ocean Avenue
                                                     11th Floor
                                                     Santa Monica, CA 90401

PFPC Inc.                                            400 Bellevue Parkway
                                                     Wilmington, DE 19809

The Chase Manhattan Bank                             4 Chase MetroTech Center
                                                     Brooklyn, NY 11245

ITEM 29.  MANAGEMENT SERVICES.
          None.

ITEM 30.  UNDERTAKINGS.
          Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this Post-Effective Amendment No. 14 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, the State of California, as of the 29th day of March, 2002.

                  DIMENSIONAL EMERGING MARKETS VALUE FUND INC.
                                  (Registrant)

          By:  /s/David G. Booth  *
               ---------------------------
               David G. Booth
               President and Chairman
               Chief Executive Officer
               (Signature and Title)



     *By: /s/Valerie A. Brown
         ----------------------------
          Valerie A. Brown
          Attorney-in-Fact (Pursuant to a Power of Attorney)

                                  EXHIBIT INDEX


N-1A
EXHIBIT NO.          EDGAR EXHIBIT NO.    DESCRIPTION
----------           -----------------    -----------
23(j)                EX-99.j              Consent of PricewaterhouseCoopers LLP